UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 10, 2005

Keane, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On February 10, 2005, the Compensation Committee of the Board of Directors of Keane, Inc. (the “Company”) approved the 2004 cash payments with respect to the Incentive Compensation Plan for the Company’s executive officers.

The incentive awards were determined based on the Company’s actual performance during 2004 as measured against pre-established performance objectives. The pre-established performance objectives are based primarily upon financial measures achieved for the year ended December 31, 2004, specifically, at the Company wide level, cash earnings per share (CEPS)(1), revenues, days sales outstanding (DSO)(2) and at the business unit level, revenues and operating income.  The pre-established performance objectives also include non-financial measures that are based upon the executive’s individual objectives, such as leadership initiatives, organizational effectiveness, brand development and compliance.

Each executive was assigned a pre-established incentive target expressed as a percentage ranging from 25% to 100% of his or her base salary. Actual 2004 cash payments were approved and determined by multiplying the target incentive percentage by a performance factor ranging from 42% to 88%.

The following table reflects the 2004 incentive awards made to each of the Company’s executive officers:

Executive Officer	Incentive Compensation Plan Cash Payments

Brian T. Keane – President and Chief Executive Officer	$447,563

John J. Leahy – Senior Vice President – Finance and Administration and Chief Financial Officer	$282,188

Robert B. Atwell, Senior Vice President – North American Branch Operations	$140,718

Russell Campanello, Senior Vice President – Human Resources	$134,250

Georgina Fisk, Vice President – Marketing	$42,088

Raymond W. Paris, Senior Vice President – Healthcare Solutions Division	$80,640

Laurence Shaw, Senior Vice President – International Operations	£68,850

(1)  Keane’s management believes that cash performance is the primary driver of long-term per share value and, accordingly, views diluted cash earnings per share (CEPS) as an important indicator of performance. CEPS excludes amortization of intangible assets, stock-based compensation, restructuring charges, net, and in 2003, an arbitration award.  CEPS includes the weighted average impact of the shares issuable upon conversion of the debentures.  CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP)

(2)  DSO is calculated using trailing three months total revenue divided by the number of days in the period to determine daily revenue.  The average accounts receivable balance for the three-month period is then divided by daily revenue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2005	REGISTRANT

KEANE, INC.

	By:	/s/ John J. Leahy

John J. Leahy
Senior Vice President of Finance and Administration and Chief Financial
Officer